Exhibit 99.1

Daré Bioscience, Inc. to raise approximately $10.25 million

San Diego, CA – February 13, 2018 – Daré Bioscience, Inc. (NASDAQ:DARE) today announced the pricing of its previously announced underwritten public offering of 5.0 million shares of its common stock and warrants to purchase up to 3.5 million shares of its common stock. Each share of common stock is being sold together with a warrant to purchase up to .70 of a share of common stock, at an exercise price of $3.00 per share. The warrants will be exercisable immediately and will expire five years from the date of issuance In addition, Daré has granted the underwriters a 30-day overallotment option to purchase up to an additional 750,000 shares of common stock and warrants to purchase up to 525,000 shares of common stock. The offering is expected to close on or about February 15, 2018, subject to customary closing conditions.

Roth Capital Partners, served as sole underwriter for the offering. After underwriter fees and estimated offering expenses payable by the company, the company expects to receive net proceeds of approximately $9.4 million, before the overallotment option. The Company intends to use the net proceeds for working capital and general corporate purposes, which include, but are not limited to, advancing its product portfolio, acquiring the rights to new product candidates, and general and administrative expenses.

The shares described above are being offered by Daré Bioscience pursuant to a registration statement previously filed with and subsequently declared effective by the Securities and Exchange Commission. A prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Copies of the preliminary prospectus supplement and accompanying base prospectus relating to this offering may be obtained from Roth Capital Partners, 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660, (800) 678-9147 or by accessing the SEC’s website, www.sec.gov.

About Daré Bioscience

Daré Bioscience is a clinical-stage biopharmaceutical company committed to the advancement of innovative products for women’s reproductive health. The company is driven by a mission to identify, develop and bring to market a diverse portfolio of novel therapies that expand treatment options, improve outcomes and facilitate convenience for women, primarily in the areas of contraception, vaginal health, sexual health and fertility. Daré’s lead product candidate, Ovaprene, is a non-hormonal, monthly contraceptive ring that is currently in clinical studies. The company is headquartered in San Diego. For more information please visit www.darebioscience.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995 regarding matters that are not historical facts, including statements relating to Daré’s expectations regarding the anticipated market demands for its products, the safety and effectiveness of its products, market acceptance of Daré’s products and the qualifications and expertise of Daré’s management team. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements as a result of various important factors, including the uncertainties inherent in the initiation and completion of clinical trials; availability and timing of data from ongoing and future clinical trials and the results of such trials; whether preliminary results from a clinical trial will be predictive of the final results of that trial or whether results of early clinical trials will be indicative of the results of later clinical trials, expectations for regulatory approvals; claims of infringement and other risks relating to Daré’s owned and licensed intellectual property rights, and other factors discussed in the “Risk Factors” section of Daré’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 13, 2017. Additional

information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in Daré’s reports to the Securities and Exchange Commission, including Daré’s reports on Forms 10-Q, 8-K and 10-K. In addition, any forward-looking statements included in this press release represent our views only as of the date of this release and should not be relied upon as representing our views as of any subsequent date. Daré specifically disclaims any obligation to update any forward-looking statements included in this press release.

Media Contact:

Amanda Guisbond

Vice President

Canale Communications

Amanda@canalecomm.com

781-405-8775